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As filed with the Securities and Exchange Commission on February 13, 2018

Registration No. 333-222517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AVINGER, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	20-8873453 (I.R.S. Employer Identification Number)

400 Chesapeake Drive
Redwood City, California 94063
(650) 241-7900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jeffrey M. Soinski
Chief Executive Officer
Avinger, Inc.
400 Chesapeake Drive
Redwood City, CA 94063
(650) 241-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Philip H. Oettinger
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 (the "Amendment") to the Registration Statement on Form S-1 (File No. 333-222517) (the "Registration Statement") of Avinger, Inc. is being filed solely for the purpose of filing certain exhibits to the Registration Statement and updating Item 16 of Part II of the Registration Statement. Accordingly, the Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the index to exhibits, the signatures and the filed exhibits and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

        The following exhibits are filed as part of this registration statement.

Exhibit Number		Exhibit Title
1.1		Form of Underwriting Agreement.

3.1	(1)	Amended and Restated Certificate of Incorporation of the registrant.

3.2	(1)	Bylaws of the registrant.

3.3	(12)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

3.4	†	Form of Certificate of Designation of Series A Preferred Stock.

3.5		Form of Certificate of Designation of Series B Preferred Stock.

4.1	(2)	Specimen Common Stock certificate of the registrant.

4.2		Form of Warrant to be Issued in Offering.

5.1	†	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	(3)	Form of Indemnification Agreement for directors and executive officers.

10.2	(4)	2009 Stock Plan and Form of Option Agreement thereunder.

10.3	(4)	2014 Preferred Stock Plan.

10.4	(3)	2015 Equity Incentive Plan.

10.5	(3)	Form of Restricted Stock Unit Award Agreement.

10.6	(3)	Form of Stock Option Agreement.

10.7	(3)	2015 Employee Stock Purchase Plan.

10.8	(3)	Executive Incentive Compensation Plan.

10.9	(4)	Amended and Restated Investors' Rights Agreement dated September 2, 2014 by and among the registrant and certain stockholders.

10.10	(4)	Lease Agreement, dated July 30, 2010, by and between the registrant and HCP LS Redwood City, LLC for office space located at 400 and 600 Chesapeake Drive, Redwood City, California.

10.11	(4)	First Amendment to Lease Agreement dated September 30, 2011 by and between registrant and HCP LS Redwood City, LLC.

10.12	(5)	Second Amendment to Lease Agreement dated March 4, 2016 by and between registrant and HCP LS Redwood City, LLC.

10.13	(4)	Credit Agreement dated April 18, 2013 by and between registrant and PDL Biopharma.

10.14	(4)	Security Agreement dated April 18, 2013 by and between registrant and PDL BioPharma.

10.15	(4)	Employment Letter dated November 5, 2014 by and between registrant and John B. Simpson.

Exhibit Number		Exhibit Title
10.16	(4)	Employment Letter dated April 2, 2014 by and between registrant and John D. Simpson.

10.17	(4)	Employment Letter dated December 29, 2010 by and between registrant and Matthew B. Ferguson.

10.18	(4)	Employment Letter dated November 28, 2011 by and between registrant and Sougata Banerjee.

10.19	(4)	Change of Control and Severance Agreement dated March 1, 2012 by and between registrant and John B. Simpson.

10.20	(4)	Change of Control and Severance Agreement dated March 1, 2012 by and between registrant and Matthew B. Ferguson.

10.21	(4)	Change of Control and Severance Agreement dated March 1, 2012 by and between registrant and Sougata Banerjee.

10.22	(4)	Employment Letter dated December 17, 2014 by and between registrant and Jeffrey M. Soinski.

10.23	(4)	Note and Warrant Purchase Agreement dated October 29, 2013 by and between registrant and holders of convertible promissory notes.

10.24	(4)	Amendment No. 1 to the Note and Warrant Purchase Agreement dated May 6, 2014 by and between registrant and holders of convertible promissory notes.

10.25	(6)	Term Loan Agreement, dated as of September 22, 2015, by and among Avinger, Inc., certain of its subsidiaries from time to time party thereto as guarantors and CRG Partners III L.P. and certain of its affiliated funds, as lenders.

10.26	(6)	Securities Purchase Agreement, dated as of September 22, 2015, by and among Avinger, Inc., and CRG Partners III L.P. and certain of its affiliated funds (collectively, "CRG"), as purchasers.

10.27	(7)	Sales Agreement dated as of February 3, 2016, between the Registrant and Cowen and Company, LLC.

10.28	(8)	Purchase Agreement, dated November 3, 2017, between the Registrant and Lincoln Park Capital Fund, LLC.

10.29	(8)	Registration Rights Agreement, dated November 3, 2017, between the Registrant and Lincoln Park Capital Fund, LLC.

10.30	(10)	Waiver and Consent, dated as of December 14, 2017, among the Registrant and the Lenders party to that certain Term Loan Agreement, dated as of September 22, 2015.

10.31	(11)	Waiver and Consent, dated as of January 24, 2018, among the Registrant and the Lenders party to that certain Term Loan Agreement, dated as of September 22, 2015.

10.32	†	Form of Registration Rights Agreement, dated as of February , 2018, among the Registrant and CRG.

10.33	†	Form of Series A Preferred Stock Purchase Agreement, dated as of February , 2018, among the Registrant and CRG.

10.34	†	Amendment No. 2 to the Term Loan Agreement, dated as of February , 2018, among the Registrant and CRG.

Exhibit Number		Exhibit Title
23.1	†	Consent of Independent Registered Public Accounting Firm.

23.2	†	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (See Exhibit 5.1).

24.1	†	Power of Attorney.

101.INS		XBRL Instance Document.

101.SCH		XBRL Taxonomy Extension Schema Document.

101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF		XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB		XBRL Taxonomy Extension Label Linkbase Document.

101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document.

†
Previously filed.

(1)
Previously filed an Exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2015, and incorporated by reference herein.

(2)
Previously filed as an Exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-201322) filed with the Securities and Exchange Commission on January 28, 2015, and incorporated by reference herein.

(3)
Previously filed as an Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-201322) filed with the Securities and Exchange Commission on January 20, 2015, and incorporated by reference herein.

(4)
Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-201322), filed with the Securities and Exchange Commission on December 30, 2014, and incorporated by reference herein.

(5)
Previously filed as an Exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016, and incorporated by reference herein.

(6)
Previously filed as an Exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2015, and incorporated by reference herein.

(7)
Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-209368), filed with the Securities and Exchange Commission on February 3, 2016, and incorporated by reference herein.

(8)
Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-221368), filed with the Securities and Exchange Commission on November 6, 2017, and incorporated by reference herein.

(9)
Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2017.

(10)
Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2017.

(11)
Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2018.

(12)
Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2018.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on the 13th day of February, 2018.

AVINGER, INC.
By:	/s/ JEFFREY M. SOINSKI Jeffrey M. Soinski Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ JEFFREY M. SOINSKI Jeffrey M. Soinski		Chief Executive Officer (Principal Executive Officer); Director	February 13, 2018
* Matthew B. Ferguson		Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	February 13, 2018
* Donald A. Lucas		Director	February 13, 2018
* James B. McElwee		Director	February 13, 2018
* James G. Cullen		Director	February 13, 2018
*By:	/s/ JEFFREY M SOINSKI Jeffrey M. Soinski Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules